Exhibit 4.1

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

THWAPR, INC.

(Pursuant to NRS 78.1955)

The following is a statement of the powers, designations, preferences, limitations, restrictions and relative rights of a series of preferred stock of Thwapr, Inc., a Nevada corporation (the “Corporation”), as authorized on July 14, 2010 and amended on March 25, 2011, by the board of directors of the Corporation (the “Board”), for the purposes of establishing a series of the Corporation’s authorized preferred stock, $.0001 par value per share (“Preferred Stock”), designated as Series A Preferred Stock, and fixing the relative rights and preferences thereof:

1.           Designation and Number.  A series of Preferred Stock, designated as Series A Preferred Stock (“Series A Preferred Stock”), is hereby established.  The number of authorized shares of Series A Preferred Stock shall initially be 47,061,636 shares.

2.           Rank. Series A Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Corporation, rank pari passu with (i) the Corporation’s common stock, and (ii) any future equity securities issued by the Corporation, the terms of which do not specifically provide that such equity securities rank senior to Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation.

3.           Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board, in an amount which shall be paid pro rata on the Common Stock and the Series A Preferred Stock, on an equal priority, pari passu basis, according to the number of shares of Common Stock held by the stockholders, where each holder of Series A Preferred Stock is to be treated for this purpose as holding (in lieu of such shares of Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock.  The right to dividends on shares of Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

4.           Liquidation Preference.  In the event of any liquidation or dissolution of the Corporation, subject to the preferred rights of any other senior series of Preferred Stock, if any, the Series A Preferred Stock, on a common stock equivalent basis, shall participate with the Common Stock with respect to any distributions of available funds and assets.

5.           Voting Rights.  The Series A Preferred Stock shall vote together with the Common Stock and not as a separate class.  Each share of Series A Preferred Stock shall be entitled to one vote per share; provided, that upon the filing of an amendment to the Articles of Incorporation of the Corporation permitting the board of directors to fix the number of votes to each outstanding share of Series A Preferred Stock shall be entitled to cast, each share of Series A Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of each share of Series A Preferred Stock.  The holders of Series A Preferred Stock shall have no right to vote as a separate class on any matter submitted to vote by the stockholders of the Corporation, excluding, however, any proposed amendment that would adversely alter or change any preference or any relative or other right given to the Series A Preferred Stock; in which event the Series A Preferred Stock may vote as a separate class with respect to such amendment.  The holder of each share of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders.  Fractional votes by the holders of Series A Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6.           Conversion.

6.1           Optional Conversion.  The holders of Series A Preferred Stock shall have the right to convert their shares of Series A Preferred Stock, at any time, into shares of Common Stock at the rate of six and a half (6.5) shares of Common Stock for each one (1) full share of Series A Preferred Stock (the “ Conversion Ratio”).

6.2.           Automatic Conversion.  The shares of Series A Preferred Stock shall be automatically converted into Common Stock, at the Conversion Ratio, upon the occurrence of a Change of Control.  As used herein, “Change of Control” shall mean (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a merger effected primarily for the purpose of changing the domicile of the Corporation) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of the Corporation; (ii) a sale, lease, or other disposition of all or substantially all of the assets of the Corporation, or (iii) the sale (whether through one sale or multiple sales during any period of time after the date of this Certificate of Designation) by holders of the Corporation’s capital stock of an aggregate of more than fifty percent (50%) of the outstanding voting power of the Corporation.

6.3.           Mechanics of Conversion.  Before any holder of Series A Preferred Stock may elect to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the offices of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

6.4.           Adjustment for Reclassification, Exchange, and Substitution.  If at any time or from time to time after the date upon which the first share of Series A Preferred Stock was issued by the Corporation (the “ Original Issue Date ”), the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (other than by a Change of Control, Common Stock Event (as defined below) or a stock dividend or distribution provided for elsewhere in this Section 6), then, in any such event, each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

6.5.           Adjustment Upon Common Stock Event.   In the event that a Common Stock Event occurs at any time or from time to time after the Original Issue Date, the Conversion Ratio in effect immediately prior to such event shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or increased, as appropriate.  The Conversion Ratio shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

6.6.           Common Stock Event.  As used herein, the term “Common Stock Event” shall mean:  (1) the declaration or payment of any dividend or other distribution on the Common Stock, without consideration, payable to one or more stockholders in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock; (2) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock; or (3) a combination or consolidation (by reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

6.7           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

6.8           Fractional Shares.  No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.

7.           No Reissuance of Series A Preferred Stock.  No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8.           Redemption.  The Series A Preferred Stock is not redeemable.

9.           Notice.  Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or four business days after the mailing of such notice, if sent by registered mail, with postage pre-paid, addressed: (1) if to the Corporation, to the attention of its corporate secretary or to an agent of the Corporation designated as permitted by the Corporation’s Articles of Incorporation, as amended; (2) if to any holder of Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent); or (3) to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

10.           Amendment. This Certificate of Designation or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the Nevada Corporations Code, of a majority of the outstanding Series A Preferred Stock, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the Nevada Corporations Code and the Articles of Incorporation.

11.           Prohibition on Transfer.

11.1.        The sale, offer to sell, contract to sell, assignment, pledge, hypothecation, encumbrance or other transfer (collectively, “Transfer”), directly or indirect, by any holder of shares of Series A Preferred Stock or the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock (the “Conversion Stock”), including (i) the use of the any shares of Series A Preferred Stock or Conversion Stock (collectively, “Capital Stock”) as collateral for any borrowing, or (ii) the granting of purchase options to any other person or entity, shall be prohibited until the earlier to occur of (x) July 18, 2015; or (y) the occurrence of a Change in Control; provided, however, that a Transfer by a holder of Capital Stock (a “Holder”), (certified by such Holder to the Corporation that such Transfer is for estate planning purposes), to (A) an immediate family member (child, sibling, spouse or parent); or (B) a trust, corporation, partnership, limited partnership or limited liability company that is an “affiliate” (at that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Holder, shall be permitted. To the extent of any permitted Transfer, the transferee of such transferred Capital Stock shall acquire the same subject to the provisions set forth herein.

11.2.        In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company’s outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed to a Holder with respect to Capital Stock shall be immediately subject to the provisions of this Section 11, to the same extent the Capital Stock is at such time covered by such provisions.

11.3        In addition to any restrictive legend required under Rule 144, the certificate for each share of Series A Preferred Stock and Conversion Stock shall contain the following legend:

“Except in limited circumstances, the sale, offer to sell, contract to sell, assignment, pledge, hypothecation, encumbrance or other transfer (collectively, “Transfer”) of the shares represented by this certificate are restricted until July 18, 2015, in accordance with the provisions of the Amended and Restated Certificate of Designations of the Series A Preferred Stock, dated April 26, 2012, a copy of which is available at the offices of the Corporation.”

11.4        Any purported Transfer of any of the Capital Stock that is not in accordance with this Section shall be null and void, and shall not operate to transfer any right, title or interest in such Capital Stock to the purported transferee. Each Holder of Capital Stock agrees that the Corporation shall be entitled to prohibit the Transfer of any Capital Stock to be made on its books unless the Transfer is permitted hereunder and has been made in accordance herewith.

12.           Restatement.  This Amended and Restated Certificate of Designations amends, supersedes and restates in its entirety the Certificate of Designations of the Corporation’s Series A Preferred Stock, filed with the Secretary of State of the State of Nevada on July 16, 2010, as amended on March 25, 2011 (the “Prior Certificate”); which Prior Certificate is terminated hereby.